                                                                   Exhibit 10.28

                          ASSET PURCHASE AGREEMENT


                               BY AND BETWEEN


                        NATIONAL SAFETY ASSOCIATES OF
                           AMERICA (U.K.) LIMITED


                                     AND


                              NOVA VITA LIMITED


                       Effective as of October 1, 1996





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                               TABLE OF CONTENTS

(This Table of Contents is not a part of the Agreement and is only for convenience of reference.)

                                                                                                                     Page
                                                                                                                     ----
1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 1 -

2.  Basic Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 2 -
         (a)  Purchase and Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 2 -
         (b)  Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 2 -
         (c)  Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -
         (d)  The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -
         (e)  Deliveries at the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -
         (f)  Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -
         (g) Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -
         (h)  Taxes and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -

3.  Representations and Warranties of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -
         (a)  Organization of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -
         (b)  Authorization of Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -
         (c)  Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 4 -
         (d)  Title to Property and Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 4 -
         (e)  Other Transfer Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 4 -

4.  Representations and Warranties of the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 4 -
         (a)  Organization of the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 4 -
         (b)  Authorization of Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 4 -
         (c)  Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 4 -
         (d)  Physical Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 4 -

5.  Deliveries at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 5 -
         (a)  Documents to be Delivered by the Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 5 -
         (b)  Documents to be Delivered by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 5 -

6.  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 5 -
         (a)  Affected Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 5 -
         (b)  Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 6 -
         (c)  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 6 -

7.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 6 -
         (a)  Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 6 -
         (b)  No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 6 -
         (c)  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 6 -
         (d)  Succession and Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 7 -
         (e)  Relationship between the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 7 -
         (f)  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 7 -
         (g)  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 7 -
         (h)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 7 -
         (i)  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -





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
         (j)  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
         (k)  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
         (l)  Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
         (m)  Incorporation of Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
         (n)  Condition of the Acquired Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
         (o)  Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
         (p)  Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
         (q)  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 9 -

SCHEDULE 1(a) Acquired Tangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . Schedule 1(a)-1

SCHEDULE 1(b) Acquired Utility Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Schedule 1(b)-1

SCHEDULE 1(c) Acquired Prepaid Items and Security Deposits  . . . . . . . . . . . . . . . . . . . . . . . Schedule 1(c)-1

SCHEDULE 1(d) Distributor Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Schedule 1(d)-1

SCHEDULE 1(e) Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Schedule 1(e)-1

SCHEDULE 6(a) Affected Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Schedule 6(a)-1

EXHIBIT 2(c) Form of Buyer Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2(c)-1

EXHIBIT 2(f) Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2(f)-1

EXHIBIT 5(a)(iii) Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5(a)(iii)-1

EXHIBIT 5(a)(vi) Assignment and Assumption Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5(a)(vi)-1

EXHIBIT 5(b)(i) Bill of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5(b)(i)-1

EXHIBIT 7(p) Licence of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7(p)-1





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                           ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is entered into as of the 1st day of October, 1996, by and between NATIONAL SAFETY ASSOCIATES OF AMERICA (U.K.) LIMITED, of 39 Queen Street, Maidenhead, Berkshire (the "Seller"), and NOVA VITA LTD of 39 Queen Street, Maidenhead, Berkshire (the "Buyer"), both being limited liability companies registered in England. The Buyer and the Seller are referred to collectively herein as the "Parties."


                              W I T N E S S E T H:

         WHEREAS, the Seller owns and operates a multi-level distributorship organization based in Maidenhead, Berkshire, England, and desires to sell certain of the assets and assign certain of the liabilities of such business; and

         WHEREAS, the Buyer is willing to purchase certain of the assets and assume certain of the liabilities of such business;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.  Definitions.

         "Acquired Assets" means all of the right, title, and interest, if any, that the Seller possesses and has the right to transfer in and to all of its assets, excluding the Excluded Assets, but including (a) the equipment, furniture, fixtures, vehicles, leasehold improvements, and other depreciable or amortizable assets of Seller, listed on SCHEDULE 1(A); (b) the utility deposits listed on SCHEDULE 1(B); (c) the prepaid items and security deposits listed on
SCHEDULE 1(C); (d) the Distributor contracts listed on SCHEDULE 1(D); (e) goodwill, (f) customer lists, and (g) the right to hold itself out as successor in interest to the Seller.

         "Affiliate" means a Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with a specified Person.

         "Assumed Liabilities" means (a) all obligations and liabilities of the Seller under any agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services or other benefits to another party after the Closing Date or (ii) to pay for goods, services or other benefits that another party will furnish to it after the Closing Date, including without limitation, all obligations and liabilities of the Seller under those Distributor contracts listed on SCHEDULE 1(D) hereto and (b) all obligations and liabilities expressly assumed by Buyer pursuant to this Agreement.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Note" has the meaning set forth in SECTION 2(C) below.

         "Cash" means cash and cash equivalents calculated in accordance with GAAP applied on a consistent basis.

         "Closing" has the meaning set forth in SECTION 2(D) below.

         "Closing Date" has the meaning set forth in SECTION 2(D) below.

         "Excluded Assets" means (a) the assets of the Seller listed on SCHEDULE 1(E), (b) the corporate charter, qualifications to conduct business, arrangements with registered agents relating to necessary qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (c) any Cash on hand or Cash in any bank(s) as of the Closing Date, (d) all accounts receivable of the Seller, (e) any and all stock, or other applicable ownership or economic interest, in another Person which is held by the Seller of record or beneficially, and (f) any of the rights of the Seller under this Agreement or any related documents (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United Kingdom (UK GAAP).

         "Income Tax" means any taxation of income and includes Corporation Tax and any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "Knowledge" means the actual knowledge of the officers of Seller, without independent investigation.

         "Liability" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchase Price" has the meaning set forth in SECTION 2(C) below.

         "Seller" has the meaning set forth in the preface above.

         "Shareholder" shall mean NSA International, Inc., a Tennessee corporation.

         2.  Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, at the Closing, all of the Acquired Assets for the consideration specified in this
SECTION 2.

         (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities on the Closing Date. The





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Buyer will not assume or have any responsibility, however, with respect to any other obligation or liability of the Seller not included within the definition of Assumed Liabilities.

         (c) Purchase Price. The purchase price for the Acquired Assets shall be Two Hundred Fifty Thousand United States Dollars ($250,000 U.S.), plus the assumption of the Assumed Liabilities (the "Purchase Price") which shall be comprised of the following payments and obligations (i) the Buyer's assumption of all of the Assumed Liabilities and (ii) the Buyer's delivery to the Seller and payment in accordance with the terms of the promissory note (the "Buyer Note") in substantially the form attached hereto as EXHIBIT 2(C).

         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Elliott & Company in Manchester, England, at such time and date as the Buyer and the Seller shall agree (the "Closing Date"); provided, however, that the Closing Date shall not be later than November 1, 1996.

         (e) Deliveries at the Closing. At the Closing, (i) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in SECTION 5(A) below; and (ii) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in
SECTION 5(B) below.

         (f) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) as set out in EXHIBIT 2(F).

         (g) Proration. The following proration relating to the Acquired Assets will be made as of the Closing, with the Seller liable to the extent such items relate to any time period up to the Closing Date and the Buyer liable to the extent such items relate to any time period occurring on and after the Closing Date. To the extent possible, the net amount of all such prorations will be settled and paid at the Closing.

                 (i) VAT and other taxes, if any, on or with respect to the Acquired Assets.

                 (ii) rents, additional rents, taxes and other items payable by the Seller under any lease, license, permit, contract or other agreement or arrangement to be assigned to or assumed by Buyer.

                 (iii) the amount of rents, taxes, and charges for sewer, water, fuel, telephone, electricity, and other utilities; provided that if practicable, meter readings shall be taken on the Closing Date and the respective obligations of the parties determined in accordance with such readings.

         (h) Taxes and Expenses. The Seller shall be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind related to the Seller's business for any period prior to the Closing Date.

         3.  Representations and Warranties of the Seller.   The Seller
represents and warrants to the Buyer that the statements contained in this
SECTION 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 3).

         (a) Organization of the Seller. The Seller is a corporation duly organized and validly existing under the laws of England.

         (b) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the





                                     - 3 -
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board of directors of the Seller and the Shareholder have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions,

         (c) Noncontravention. To the Knowledge of the Seller, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the Memorandum and Articles of Association of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, licence, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or obtain consent, or security interest would not have a material adverse effect on any of the Acquired Assets, the financial condition of the Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         (d) Title to Property and Assets. The Seller has good and marketable title to all of the Acquired Assets subject to no mortgage, pledge, lien, security interest, lease, charge, encumbrance or conditional sale except for liens for taxes not yet due and payable.

         (e) Other Transfer Instruments. Following the Closing, at the request of the Buyer, the Seller shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate (A) to vest in the Buyer all of the Seller's title to the Acquired Assets, and (B) to transfer to the Buyer all of the Seller's rights to licenses and permits necessary for the operation of the Acquired Assets.

         4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this SECTION 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION
4).

         (a) Organization of the Buyer. The Buyer is a limited liability company duly organized and validly existing under the laws of England.

         (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Memorandum and Articles of Association or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, licence, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in SECTION 6 hereof).

         (d) Physical Condition. The Buyer has inspected the physical condition of all the Acquired Assets. The Buyer covenants that it will accept the conveyance of the Acquired Assets, "as is, where is" in their present state and condition, subject to reasonable use from the date hereof up to the Closing.

         5.  Deliveries at Closing.

         (a) Documents to be Delivered by the Buyer. At the Closing, the Buyer shall deliver the following instruments and documents to the Seller:

                 (i) the Buyer Note in the form attached hereto as EXHIBIT 2(C) in the principal amount of Two Hundred Fifty Thousand United States Dollars ($250,000 U.S.);

                 (ii) certified resolutions of the Buyer's board of directors and shareholders, in a form satisfactory to the Seller's legal advisers authorizing the execution and performance of the Agreement and all other actions to be taken by the Buyer hereunder;

                 (iii)  the Security Agreement in the form attached hereto as
         EXHIBIT 5(A)(III) and any required financing statements securing the obligations of the Buyer under the terms of the Buyer Note;

                 (iv) an opinion of the Buyer's Solicitor in a form reasonably satisfactory to Seller's Legal Advisor regarding the validity of the transactions contemplated hereby;

                 (v) an executed Distribution Agreement between the Buyer and the Shareholder in the form attached hereto as EXHIBIT 5(A)(V);

                 (vi) an Assignment and Assumption Agreement with respect to the Assumed Liabilities, in the form attached hereto as EXHIBIT 5(A)(VI);

                 (vii) Written confirmation from the Buyer or its shareholders to the Seller and its Legal Advisor that the Buyer has at least Four Hundred Thousand United States Dollars ($400,000 U.S.) available for working capital at the Closing.

                 (viii) such other documents as Seller may reasonably request to effect the transactions contemplated by this Agreement.

         (b) Documents to be Delivered by Seller. At the Closing, the Seller shall deliver the following instruments and documents to the Buyer:

                 (i) a Bill of Sale regarding the tangible personal property in the form attached hereto as EXHIBIT 5(B)(I)

                 (ii) certified resolutions of the Seller's board of directors and Shareholder, in a form satisfactory to the Buyer's solicitors, authorizing the execution and performance of the Agreement and all other actions to be taken by the Seller hereunder;

                 (iii) all documents referred to in SECTION 5(A) which require execution by the Seller; and





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




                 (iv) such other documents as the Buyer may reasonably request to effect the transactions contemplated by this Agreement.

         6.  Employees.

         (a) Affected Employees. "Affected Employees" shall mean all employees of the Seller, a list of whom is attached hereto as SCHEDULE 6(A), on the Closing Date.

         (i) It is acknowledged and agreed by the parties that the sale of the Acquired Assets hereunder constitutes a "relevant transfer" for the purposes of the Transfer of Undertakings (Protection of Employment) Regulations 1981 ("the Transfer Regulations") and that accordingly the contracts of employment of the Affected Employees will, at Closing, be transferred to the Buyer as provided by the Transfer Regulations.

         (ii)  The Seller shall:

                 (x) forthwith comply with any statutory or other duty to give information and to consult representatives of any recognized trade union and the Affected Employees about the transfer pursuant to the Transfer Regulations of their contracts of employment from the Seller to the Buyer; and

                 (y) before Closing pay to each of the Affected Employees all emoluments (including bonuses and other benefits, but excluding accrued holiday pay) due to him for the period ending on the Closing Date.

         (iii) All salaries and other emoluments, including holiday pay, tax and national insurance payments and contributions to retirement benefit schemes, relating to the Affected Employees shall be borne by the Seller up to the Closing Date and all necessary apportionments shall be made.

         (iv) The Buyer shall forthwith give to the Seller such information concerning the measures envisaged by the Buyer relating to the Affected Employees as will enable the Seller to perform its duty pursuant to subclause (c)(i) above.

         (b) Responsibilities. The Seller agrees to satisfy, or cause its insurance carriers to satisfy, all claims for medical, health and hospital benefits, whether insured or otherwise under the Seller's benefit plans, brought by, or in respect of, Affected Employees and former employees of the Seller for events occurring prior to the Closing Date, in accordance with the terms and conditions of such benefit plans without interruption as a result of the employment by the Buyer of any such employees after the Closing Date. The Buyer shall be responsible for any claims arising as a result of events occurring on or after the Closing Date.

         (c) Indemnity. Notwithstanding the foregoing provisions of this clause in the event that any of the Affected Employees at any time after the Closing Date are paid or awarded any monies by way of compensation for redundancy, unfair dismissal or wrongful dismissal whether voluntarily by the Buyer or following the order of a court or tribunal then the Seller shall reimburse the Buyer on an indemnity basis an amount equal to such part of any such monies as have to be paid/are awarded which are in excess of the compensation which that employee would have been entitled to had his employment with the Buyer only commenced in law on or after the Closing Date.

         7.  Miscellaneous.

         (a) Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement shall not survive the Closing hereunder.

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (e) Relationship between the Parties. This Agreement shall not create the relationship of principal and agent between the Parties. The Buyer shall have no authority to make any commitment on behalf of the Seller and the Seller shall have no authority to make any commitment on behalf of the Buyer. The Buyer represents and warrants that it shall not act or represent itself to be an agent for the Seller, nor to create or attempt to create any obligation or liability on behalf of the Seller. The Seller warrants that it shall not act as or represent itself to be an agent for the Buyer, nor create or attempt to create any obligation on behalf of the Buyer.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:                  Copy to:

         Charles R. Evans                   G. Robert Morris, Esq.
         National Safety Associates of      Baker, Donelson, Bearman & Caldwell
         of America (U.K.) Limited          165 Madison Ave., Suite 2000
         39 Queen Street                    Memphis, Tennessee 38103
         Maidenhead
         Berkshire
         SL6 1NB

         If to the Buyer:                       Copy to:

         Charles G. Elliott                     Katharine Mellor
         Nova Vita Limited                      Elliott & Company, Solicitors
         39 Queen Street                        Centurion House, Deansgate,
         Maidenhead                             Manchester M3 3WT,
         Berkshire  SL6 1NB                     United Kingdom

         Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above, using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, facsimile, ordinary mail, or electronic mail), and such notice, request, demand, claim or other communication shall be deemed in the absence of manifest error to have been received within 48 hours after dispatch (in the case of ordinary mail) on signature of receipt (for messenger service and personal delivery) and on confirmation of dispatch (in the case of facsimile or electronic mail).

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected after the Shareholder has approved this Agreement will be subject to any restrictions or actions required by applicable law. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. The Buyer and the Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any statute, law or regulation shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. The Parties agree and acknowledge that the Exhibits and Schedules will be prepared jointly by the Parties.

         (n) Condition of the Acquired Assets. THE ACQUIRED ASSETS SHALL BE DELIVERED TO THE BUYER "AS IS" AND EXCEPT AS SPECIFICALLY SET FORTH HEREIN THE SELLER MAKES NO WARRANTIES, GUARANTIES, OR REPRESENTATIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO THE ACQUIRED ASSETS, AND THE SELLER SHALL HAVE NO LIABILITY OR OBLIGATION RESULTING FROM ANY SUCH

REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

         (o) Attorney's Fees. If any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled.

         (p) Premises. The Buyer and the Seller shall, at Closing, enter into a licence for the Buyer's use of the Seller's premises at 39 Queen Street, Maidenhead, which shall expire on or before March 31, 1997, in the form attached as EXHIBIT 7(P).

         (q) Governing Law. This Asset Purchase Agreement and the Bill of Sale attached hereto as EXHIBIT 5(B)(I) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the Courts of England. The governing law of the Buyer Note, Security Agreement, Distribution Agreement, and Assignment and Assumption Agreements shall be as set forth in each of these documents and agreements.

         8.  Value Added Tax.

         (a) The parties shall use all reasonable endeavours to procure that the sale of the Acquired Assets is deemed to be a transfer of a business as a going concern for the purposes of the Value Added Tax Act 1994 Section 49 and
Schedule 4 paragraph 8(1)(a).

         (b) The Seller shall forthwith deliver to the Buyer all the records relating to the Acquired Assets for Value Added Tax purposes which are required by the Value Added Tax Act 1994 Section 49 (1)(b) to be preserved by the Buyer.

         (c) The Buyer shall for a period of not less than six years from the Closing Date preserve the records delivered to it by the Seller and upon reasonable notice make them available to the Seller or its agents during normal business hours.

         (d) Notwithstanding the provisions of SECTION 8(B) hereof, the Seller, or its designee in the United Kingdom, shall use its reasonable best efforts to obtain a direction from HM Customs & Excise that the Seller remains liable to ensure that the records required to be preserved by the Value Added Tax Act 1994 Section 49(1)(b) shall be preserved for a period of not less than six (6) years from the Closing Date.

         AS WITNESS the hands of the duly authorized representatives of the Parties the date first above written.


                                              Signed by Charles Elliot for and
                                              on behalf of BUYER:

                                              NOVA VITA LIMITED

                                              /s/ Charles Elliot
                                              --------------------------------
                                              Title: Director


                                              Signed by Darlene Baker for and
                                              on behalf of SELLER:

                                              NATIONAL SAFETY ASSOCIATES OF
                                              AMERICA (U.K.) LIMITED

                                              /s/ Darlene Baker
                                              --------------------------------
                                              Title: Director